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                                                                   Exhibit 10.2


                            EQUITABLE RESOURCES, INC.
                         2001 SHORT-TERM INCENTIVE PLAN


         EQUITABLE RESOURCES, INC. (the "Company") hereby establishes this EQUITABLE RESOURCES, INC. 2001 SHORT-TERM INCENTIVE PLAN (the "Plan") as of this 1st day of January, 2001, in accordance with the terms provided herein.

         WHEREAS, the Company has maintained various incentive programs for the benefit of its employees; and

         WHEREAS, the Company desires to consolidate the structure of the incentive programs to a single, focused initiative which describes the goals of the Company and the methodology for awarding incentive amounts under the programs described within the Plan; and

         NOW, THEREFORE, the Company hereby adopts the terms of the Plan as follows:

         Section 1. Incentive Program Purposes. The Company's main purposes in providing the incentive programs described within the Plan (collectively, the "Incentive Programs") are to maintain a competitive level of total cash compensation and to align the interests of the Company's employees with those of the Company's shareholders, customers, and with the strategic objectives of the Company. By placing a portion of employee compensation at risk, the Company can reward performance based on the overall performance of the Company, the business segment and the individual contribution of each employee.

         Section 2. Effective Date. The effective date of this Plan is January 1, 2001. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a "Plan Year") until formally amended or terminated in writing by the Company's Chief Executive Officer.

         Section 3. Eligibility. Specific eligibility requirements for each Incentive Program shall be proposed by the President of each business segment or corporate officer, as applicable, and approved by the Company's Chief Administrative Officer. Based upon such eligibility requirements, the Company's Chief Administrative Officer or the Company's Director of Compensation and Benefits, as applicable, may designate any eligible employee for participation in the Plan in his or her complete and sole discretion. Eligible employees who are designated to participate in an Incentive Program will be notified in writing of their participation and given a Plan document for their reference.

         Section 4. Administration of the Plan. The Equitable Resources Headquarters Short-Term Incentive Program (the "Headquarters Incentive Program"), and any other Incentive Program that covers the officers of the Company, shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Company's Director of Compensation and Benefits shall administer all other Incentive Programs under the general direction of the Company's Chief Administrative Officer. On an annual basis, the Committee must review and approve (a) the Plan, (b) the Headquarters Incentive Program, and other Incentive Programs covering officers of the Company, (c) the Incentive Targets, as defined in Section 8 of the Plan, for officers of the Company, (d) the methodology for determining the incentive pools, including the Financial Measures and the Value Drivers, as defined in Section 7 of the Plan, and (e) the projected payout under the Plan and under each Incentive Program. The Committee must also review and approve all incentive payments under the Headquarters Incentive Program and other Incentive Programs covering officers of the Company, as well as any proposed amendments to the Plan throughout the Plan Year.

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         Section 5. Incentive Programs. The following Incentive Programs shall be administered under the Plan:

         o   Equitable Resources Headquarters Short-Term Incentive Program;

         o   Equitable Utilities Short-Term Incentive Program;

         o   Equitable Production Short-Term Incentive Program; and

         o   NORESCO Short-Term Incentive Program.

         Section 6. Definitions. The following provides the definition of certain Financial Measures, defined in Section 7 of the Plan, as may be used in the Incentive Programs:

         (a) Net Income After Tax. Net Income After Tax, if used in the Headquarters Incentive Program, is calculated as follows:

                           TOTAL REVENUE OF THE COMPANY MINUS TOTAL EXPENSES OF THE COMPANY FOR THE PLAN YEAR.

                  For purposes of the foregoing calculation, Total Revenue shall mean revenue from continuing operations. Income from unusual items, as determined by the Company's Chief Financial Officer, will be excluded. Expenses shall include interest, taxes, corporate overhead and the accrual charge for the Incentive Program funding. Expenses from unusual items, as determined by the Company's Chief Financial Officer, will be excluded. The Company's Chief Financial Officer is responsible for determining this Financial Measure under the general direction of the Committee.

                  Net Income After Tax, if used in all other Incentive Programs, is calculated as follows:

                           TOTAL REVENUE OF THE APPLICABLE BUSINESS SEGMENT MINUS TOTAL EXPENSES OF THE APPLICABLE BUSINESS SEGMENT FOR THE PLAN YEAR.

                  For purposes of the foregoing calculation, the same methodology described above is used, except that the following process shall apply for calculating the expenses associated with business segment interest and taxes:

                  Pro forma financials below the business segment "Earnings before Interest and Taxes" line will be used. For purposes of calculating interest and taxes, the business segment's capital structure, tax rate, and interest rate will be fixed at the capital structure, tax rate and interest rate reflected in the respective business segment's final business plan for such Plan Year. Interest will be determined by multiplying 1) the predetermined interest rate, by 2) the predetermined percentage debt in the capital structure and 3) the 12-month average actual total capital employed during the year. Taxes will be determined by multiplying the predetermined effective tax rate by the business segment's pre-tax income and then deducting a predetermined amount of investment tax credit amortization. This calculation will be completed by the President of the respective business segment and submitted to the Company's Chief Financial Officer for review and approval. The Company's Chief Financial Officer will determine, for purposes of the Plan, the final business segment Net Income After Tax under the general direction of the Committee.


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         (b)      Return on Total Capital. The Company's Return on Total Capital
                  is calculated as follows:

                    NET INCOME AFTER TAX + (INTEREST X (1 - EFFECTIVE TAX RATE))
                    ------------------------------------------------------------
                    (SHORT AND LONG TERM DEBT + PREFERRED STOCK + BOOK EQUITY)

                  For purposes of the foregoing calculation, all factors in the denominator shall be calculated by determining each specific factor at the end of each of the four quarters of the Plan Year and at the end of December of the previous year. The average of those five numbers shall be the value used for each factor. The Company's Chief Financial Officer is responsible for determining this Financial Measure under the general direction of the Committee.

         (c) Earnings per Share Growth Rate. The Company's Earnings per Share Growth Rate is calculated as follows:

                      THE POSITIVE DIFFERENCE BETWEEN THE COMPANY'S EARNINGS PER SHARE FOR THE PLAN YEAR AND THE YEAR IMMEDIATELY PRECEDING THE PLAN YEAR, DIVIDED BY THE COMPANY'S EARNINGS PER SHARE FOR THE YEAR IMMEDIATELY PRECEDING THE PLAN YEAR.

                  For purposes of the foregoing calculation, earnings per share shall be as reported in the Company's published financial statements for the subject year on a fully-diluted basis; provided, however, that any changes in tax laws, the effects of acquisitions and extraordinary items as defined by generally accepted accounting principles, including divestitures and Financial Accounting Standards Board accounting changes, may be excluded in the discretion of the Company's Chief Financial Officer under the general direction of the Committee.

         (d) Total Shareholder Return. The Company's Total Shareholder Return ("TSR") is calculated as follows:

                                    (B + C) - A
                                     ----------
                                         A

                  For purposes of the foregoing calculation:

                  A is the average closing price of the Company's common stock for the first ten trading days of the Plan Year.

                  B is the average closing price of the Company's common stock for the last ten trading days of the Plan Year.

                  C is the dividends paid on the Company's common stock in the Plan Year.

                  The Company's Chief Financial Officer is responsible for determining this Financial Measure under the general direction of the Committee.

         Section 7. Determination of Incentive Pools.

         (a) All Incentive Programs provide for incentive payments that are funded based on incentive pools. An incentive pool is created for each Incentive Program. The base amount of each incentive pool shall be determined by the extent to which one or more specific and defined financial measures (the "Financial Measures")


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                  are achieved for the Plan Year. One or more additional,
                  defined operational measures ("Value Drivers") may affect the determination of the business segment incentive pools, in the discretion of the Company's Chief Executive Officer. The Value Drivers for each of the business segment incentive pools are attached hereto as Attachment A.

         (b) The following chart provides the specific Financial Measures for each of the Incentive Programs.

                  ------------------------------------------------------------------------------------
                              INCENTIVE PROGRAM                      FINANCIAL MEASURES
                  ------------------------------------------------------------------------------------
                  Equitable Resources Headquarters           o  Return on Total Capital
                                                             o  Earnings per Share Growth Rate
                  ------------------------------------------------------------------------------------
                  Equitable Utilities                        Net Income After Tax
                  ------------------------------------------------------------------------------------
                  Equitable Production                       Net Income After Tax
                  ------------------------------------------------------------------------------------
                  NORESCO                                    Net Income After Tax
                  -----------------------------------------------------------------------------------

         (c) Each incentive pool is determined based on the Financial Measures listed above and, if applicable, the Value Drivers listed on Attachment A. The base amount of each incentive pool is determined by reference to the Financial Measures applicable to the particular Incentive Program to which they pertain. Attachment B to this Plan specifies the base amount for each incentive pool, expressed as a multiple of the total of all Incentive Targets, as defined in Section 8 of the Plan, of those participants in each particular Incentive Program. The Chief Executive Officer of the Company (the "CEO") may, in his sole and absolute discretion, adjust the determination of the base amount of any business segment incentive pool (i) by any amount up to fifty (50%) percent based on the Value Drivers applicable to the particular business segment incentive pool and (ii) by any amount up to twenty-five percent (25%) based on the impact of weather, the prices of gas, oil and liquids, and/or any acquisitions or divestitures. The Committee may, in its sole and absolute discretion, adjust the determination of the base amount of the Headquarters Incentive Program by an amount of up to twenty-five percent (25%) based on the impact of weather, the prices of gas, oil and liquids, and/or any acquisitions or divestitures. Such adjustments by the CEO or the Committee may be either positive or negative.

         Section 8. Incentive Targets. Each participant under the Plan shall be given an incentive target (an "Incentive Target") that shall be determined based on market competitive levels. Incentive Targets for all corporate officers shall be determined within 90 days of the commencement of each Plan Year and approved by the Committee. All other Incentive Targets shall be determined within 90 days of the commencement of each Plan Year by the Company's Director of Compensation and Benefits, in consultation with the appropriate business segment President or corporate officer, as applicable, and approved by the Company's Chief Administrative Officer. Actual incentive awards payable ("Incentive Awards") shall be based on the overall determination of the incentive pools and on individual performance.

         Section 9. Performance Goals.

         (a) Each participant shall have specific performance goals (the "Performance Goals") determined for his or her position for the subject Plan Year. These Performance


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                  Goals must support the approved business plan of the Company, affiliate or business unit, as applicable, and should identify how the participant will support any specific Value Drivers established.

         (b) A copy of each participant's Performance Goals and objectives shall be determined in writing, and kept on file with the appropriate business segment Human Resources Department, by February 28 of the Plan Year to which they relate.

         (c) Following the determination of the incentive pools as described in Section 7, an evaluation of each participant's actual performance relative to his or her individual Performance Goals for the Plan Year shall be completed. Performance can be rated as Exceptional, Successful and Lower Ten Percent. The definition of each rating is as follows:

                    Performance Level                 Performance Definition
                    -----------------                 -----------------------
                    Exceptional                       Performance consistently
                                                      exceeds established
                                                      expectations. Performance
                                                      at this level creates new
                                                      standards of performance.

                    Successful                        Performance meets and
                                                      often exceeds established
                                                      performance expectations.

                    Lower Ten Percent Performance is not meeting expectations in one or more of the performance goals.
                                                      Performance at this level
                                                      is a serious problem and
                                                      will result in no
                                                      incentive payment.


Based on the evaluation of the employee's performance relative to his or her Performance Goals, individual performance adjustments can be made by the business segment President or appropriate corporate officer, as applicable, ranging from elimination of the Incentive Target to 150% of the Incentive Target. The Company's Chief Executive Officer must approve all individual performance adjustments under the Plan and may make individual performance adjustments in excess of 150%.

         Section 10. Distributing the Incentive Pool. Incentive Awards may be earned based on the determination of the incentive pools and individual performance as follows:

         (1) The incentive pool is determined as described in Section 7. If the Financial Measures for the incentive pool are not achieved, the process to calculate Incentive Awards for the related Incentive Program is terminated.

         (2) The performance of each employee is reviewed by the business segment President or appropriate corporate officer, as applicable, and the individual performance adjustment described in Section 9, if any, is applied as appropriate to the employee's original Incentive Target.

         (3) The Incentive Targets for each employee within an incentive pool, after giving effect to the individual performance adjustments described in Section 9, are totaled. Each employee's adjusted Incentive Target is then calculated as a percent of the total adjusted Incentive Targets for all employees within the incentive pool.

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         (4)      The percent assigned to each employee in step 3 is multiplied by the total incentive pool generated, resulting in the amount of the employee's actual Incentive Award payable.

         (5) Additional amounts, if any, are distributed in the Company's discretion.

Except as provided in Sections 11 and 14 of the Plan, the amount of the Incentive Awards payable, as calculated in Step 4, above, shall be paid in cash to participants as promptly as practicable following the end of a Plan Year and after the determination of the incentive pools and the achievement of the Performance Goals. A participant shall have no vested interest or other rights to any Incentive Award hereunder prior to its actual payment.

         Section 11. Incentive Pool Calculation and Distribution for Selected Employees.

         (a) Employees who directly report to the CEO and are Presidents of the Company's business segments will have eighty percent (80%) of their Incentive Award tied to the performance of the Headquarters Incentive Program incentive pool and twenty percent (20%) of their Incentive Award tied to the performance of their specific business segment incentive pool. Employees who directly report to Presidents of the Company's business segments will have twenty percent (20%) of their Incentive Award tied to the performance of the Headquarters Incentive Program incentive pool and eighty percent (80%) of their Incentive Award tied to the performance of the appropriate business segment incentive pool.

         (b) Except as otherwise determined by the Committee, employees who directly report to the CEO will be required to defer twenty percent (20%) of their Incentive Award into the Company's common stock fund under and pursuant to the Company's Deferred Compensation Plan. Except as otherwise determined by the Committee, employees who directly report to executives who report directly to the CEO will be required to defer ten percent (10%) of their Incentive Award into the Company's common stock fund under and pursuant to the Company's
                  Deferred Compensation Plan.

         Section 12. Impact on Benefit Plan. Payments under the Plan shall not be considered as earnings for purposes of the Company's qualified retirement plans or any such retirement or benefit plan unless specifically provided for and defined under such plans.

         Section 13. Tax Consequences. It is intended that nothing in the Plan shall change the tax consequences of the Plans under Federal or State law and specifically shall not cause the participants in the Incentive Programs to be taxed currently under the Constructive Receipt or Economic Benefit Doctrines and as expressed in Sections 451 and 83 of the Internal Revenue Code of 1986, as amended.

         Section 14. Change of Status. In making decisions regarding employees' participation in the Plan, the Company's Chief Administrative Officer or Director of Compensation and Benefits, as applicable, may consider any factors that he or she may consider relevant. The following guidelines are provided as general information regarding employee status changes upon the occurrence of the events described below, provided that the recommendation to include an employee in the Plan must originate from the business segment President or appropriate corporate officer, as applicable:

         (a) New Hire, Transfer, Promotion. A newly hired employee will participate in the Plan Year following the year in which they are hired, unless otherwise specified in their employment offer. An employee who is promoted or transferred during


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                  the Plan Year to a position qualifying for participation may be recommended for a pro rata Incentive Award based on the level of participation in his or her previous program and the percentage of the Plan Year the employee is in the participating position. This includes employees who leave positions that qualify for incentive payments in other Company business segments. These potential payments shall be considered when determining the employee's Incentive Target and Incentive Award under this Plan.

         (b) Demotion. No Incentive Award shall be paid to an employee who has been demoted during the Plan Year because of performance. If the demotion is due to an organizational change, a pro rata Incentive Award may be made, provided the employee otherwise qualifies for payment of an Incentive Award.

         (c) Termination. No Incentive Award shall be paid to any employee whose services are terminated prior to payment of an Incentive Award for reasons of misconduct, failure to perform, or other cause. If the termination is due to reasons such as reorganization, and not due to the fault of the employee, the employee may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award.

         (d) Resignation. No Incentive Award shall be paid to an employee who resigns for any reason, including retirement, before Incentive Awards are paid; provided, however, if the employee has voluntarily terminated his or her employment with the Company's consent, the employee may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award.

         (e) Death and Disability. An employee whose status as an active employee is changed prior to payment of an Incentive Award for any reason other than the reasons cited above may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award. In the event that an Incentive Award is paid on behalf of an employee who has terminated employment by reason of death, any such payments or other amounts due shall be paid to the employee's estate.

Nothing in the Plan, in any Program or in any Incentive Target or Incentive Award shall confer any right on any employee to continue in the employ of the Company.

         Section 15. Dispute Resolution. The following is the exclusive procedure to be followed by all participants in resolving disputes arising from participation in and payments made under the Plan. All disputes relative to a given Plan Year must be presented to the Chief Administrative Officer of the Company within thirty (30) days following the payment date of the Incentive Award for that Plan Year, or the participant's right to dispute a payment will be irrevocably waived. Once the Chief Administrative Officer has been notified of a dispute, he or she will assemble a Compensation Review Committee (the "CRC") to review the issue. The CRC will consist of the following: the Chief Administrative Officer, the manager of the employee with the dispute, the President of the business segment, and a peer chosen by the employee with the dispute. The employee with the concern will be given an opportunity to present his or her issues to the CRC. A decision will be rendered by the CRC within ten
(10) business days of the meeting. The Chief Administrative Officer will be responsible for preparing a written version of the decision. This decision may be appealed to the President and Chief Executive Officer of the Company. Appealed decisions will be reviewed by the President and Chief Executive Officer with information requested from the appropriate parties as he or she may


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determine in his or her sole discretion. The decision made by the President and
Chief Executive Officer regarding the matter is final and binding on all Plan participants.

         Section 16. Amendment or Termination of this Plan. The Company shall have the right to amend or terminate the Plan at any time by written action approved by the Committee, provided that any amendment or termination shall not affect any amounts deferred into the Company's Deferred Compensation Plan and that no employee or participant shall have any vested right to payment of any Incentive Award hereunder prior to its payment. The Company shall notify affected employees in writing of any amendment or Plan termination.


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